Exhibit 10.1

Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Commission

AMENDMENT NO. 2 to

RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT, DATED MAY 24, 2004, by and between VERTEX PHARMACEUTICALS INCORPORATED and CYSTIC FIBROSIS FOUNDATION THERAPEUTICS INCORPORATED

This Amendment No. 2 (the “Second Amendment”) is made as of January 1, 2006 (the “Effective Date”) by and between Vertex Pharmaceuticals Incorporated, a Massachusetts corporation with its principal offices at 130 Waverly Street, Cambridge, Massachusetts 02139-4242 (“Vertex”), and Cystic Fibrosis Foundation Therapeutics Incorporated, a Delaware corporation with its principal offices at 6931 Arlington Road, Bethesda, Maryland 20814 (“CFFT”).

This Second Amendment amends the Research, Development and Commercialization Agreement, dated May 24, 2004, by and between Vertex and CFFT (the “Existing Agreement”), as amended by Amendment No. 1 to the Existing Agreement, dated January 6, 2006, by and between Vertex and CFFT (the “First Amendment”).  Any reference herein to the “Existing Agreement, as amended”, refers to the Existing Agreement and the First Amendment, unless the context otherwise requires.  Vertex and CFFT are referred to herein individually as a “Party” and collectively as the “Parties.”

Background

In 1998, CFFT made an award to Aurora Biosciences Corporation (“Aurora”) to conduct a feasibility study using high throughput screening for cystic fibrosis targets.  On May 19, 2000, CFFT selected and provided support for Aurora to conduct high throughput screening with respect to the cystic fibrosis transmembrane conductance regulator (“CFTR”) target identified by CFFT.  Since that time, Aurora, and then after its merger into Vertex, Vertex, have been

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

conducting a research program with CFFT’s support aimed at identification and design of “Potentiator” and “Corrector” compounds, both of which are directed as a principal mode of therapeutic action at modulation of the biological effect of CFTR in different ways and with different anticipated results.

On May 24, 2004, the Parties executed the Existing Agreement.  The Existing Agreement contemplated that during the course of the research program, Vertex, with CFFT’s agreement, would select either the Potentiator or the Corrector approach as its Primary Program (as defined in the Existing Agreement), to which a majority of resources under the research program would be directed, and the other approach would be designated as an Alternative Program (as defined in the Existing Agreement), to which the balance of resources would be directed.

In 2005, with the concurrence of CFFT, Vertex selected the Potentiator approach as the Primary Program, and designated a certain Potentiator Compound (“VX-770”) as a Development Candidate under the terms of the Existing Agreement.

The Parties believe that it may be possible to create Corrector Compounds of significant potential value as therapeutics.  To further that effort, on January 6, 2006, the Parties executed the First Amendment.  Among other things, the First Amendment provided for continued funding for research relating to Corrector Compounds.

In connection with the First Amendment, the Parties executed a Term Sheet (the “Term Sheet”) outlining the financial terms upon which CFFT might consider funding for the accelerated development of Potentiator Compounds.

This Second Amendment is intended to set forth the Parties’ agreement with respect to additional funding for the accelerated development of Potentiator Compounds, and to amend the Existing Agreement and the First Amendment accordingly.

Amendment

In consideration of the mutual covenants set forth in this Second Amendment, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

Section 1.  Acceleration Funding Agreement

This Second Amendment is intended to constitute the Potentiator Funding Agreement contemplated by the First Amendment (referenced as the “Acceleration Funding Agreement” in the Term Sheet).  Capitalized terms not otherwise defined in this Second Amendment shall have the meaning ascribed to them in the Existing Agreement, as amended.  If specific provisions of this Second Amendment are inconsistent with specific provisions of the Existing Agreement, as amended, the provisions of this Second Amendment, with respect to the subject matter of this Second Amendment, shall control.  Otherwise, the Existing Agreement, as amended, shall continue to be applicable.

Section 2.  Development and Development Funding.

2.1.         Potentiator JDC Organization and Operation.

2.1.1       Potentiator JDC Membership.  As soon as practicable after the Effective Date, Vertex will establish a Potentiator Joint Development Committee (the “Potentiator JDC”) consisting of [***], as may be determined from time to time by the Potentiator JDC.  The Potentiator JDC shall continue to function until FDA approval of a Potentiator Drug Product.  During the period ending December 31, 2008, the Potentiator JDC shall include an [***].  Thereafter, CFFT shall be entitled to [***] on the Potentiator JDC.  In addition to members appointed by CFFT, the Potentiator JDC is expected to have members from the various functional groups (e.g., research, preclinical safety, clinical, regulatory, marketing) that are or will be expected to be involved from time to time in development and launch of VX-770 or any other Potentiator Backup Compound that is substituted for VX-770 (collectively VX-770 and such Potentiator Backup Compounds are referred to hereinafter as “VX-770”).  [***].  In addition to Potentiator JDC members, attendees of Potentiator JDC meetings may include such Vertex or CFFT representatives as may be required for presentation to or discussion with the Potentiator JDC from time to time.

2.1.2       Potentiator JDC Operation.  The Potentiator JDC will be the principal organization through which the development of VX-770 is planned and evaluated, subject to appropriate review and approval at senior management levels as required by Vertex from time to time.  The Potentiator JDC will be responsible for preparation and implementation of the development plan described in Section 2.1.3, below, with respect to VX-770.  The Potentiator JDC will typically meet [***], depending on the level of current development activity.  [***].

2.1.3       Development Plan.  The Potentiator JDC shall review the implementation of an overall development plan for VX-770.  The development plan shall describe the proposed clinical trial activities, non-clinical development activities, and supply and manufacturing activities for VX-770.  The initial development plan considered by Vertex for VX-770 (the “VX-770 Benchmark Potentiator Development Plan”) and the development plan currently being implemented by Vertex (the “VX-770 Accelerated Potentiator Development Plan”), are attached hereto as Exhibits 2.1.3A and 2.1.3B, respectively.  The VX-770 Accelerated Potentiator Development Plan [***].  The VX-770 Accelerated Potentiator Development Plan will be reviewed and may be further refined from time to time by the Potentiator JDC, based in part on data generated in early pre-clinical and clinical trials.  [***]  The actual design of those Phase I and any further clinical trails may be influenced by FDA feedback, clinical and nonclinical trial data and other scientific and medical information.  Any change in the clinical plans will be reviewed [***].

2.1.4       Meeting Materials.  The Potentiator JDC will consider all information that is material to an assessment of the status, direction and progress of the development program for VX-770, including clinical trial protocols, a summary of the IND package, enabling animal toxicity data reports, clinical trial protocols, clinical trials final reports, summary data and reports.  The Potentiator JDC will review progress reports prepared by Vertex, which shall be submitted to the Potentiator JDC prior to each meeting and which shall include a summary in written text of progress made during the preceding [***] under the VX-770 Accelerated Potentiator Development Plan.  [***]  The Potentiator JDC Chair will ensure that minutes are prepared and distributed to each member of the Potentiator JDC after each meeting.  [***] CFFT’s representatives on the Potentiator JDC will receive all documents and information distributed or communicated to members of the Potentiator JDC.  In any event, all information presented to the JDC or otherwise disclosed to CFFT by or at the direction of Vertex shall be deemed confidential to Vertex and subject to the confidentiality provisions of the Existing Agreement.

2.2          Therapeutic Development Network.  CFFT will use its good faith efforts to foster discussions between the Therapeutic Development Network (“TDN”) and Vertex so that the TDN may enter into appropriate agreements with Vertex to provide to Vertex resources and expertise of the TDN to support development efforts for VX-770.

2.3          Budget and Funding.  Exhibit 2.3A contains a summary “Benchmark Potentiator Budget” that sets forth the estimated costs of the VX-770 Benchmark Potentiator Development Plan originally proposed by Vertex, and a further summary budget, the

“Accelerated Potentiator Budget,” that sets forth the estimated costs of the VX-770 Accelerated Potentiator Development Plan, in each case for the period commencing January 1, 2006 and ending December 31, 2007 (the “CFFT Accelerated Potentiator Funding Term”).  A more detailed budget for the VX-770 Accelerated Potentiator Development Plan for 2006, based on Vertex’s most current activity and cost assumptions, is also attached as Exhibit 2.3B.  Vertex will provide comparable budgetary information [***] as soon as it becomes available in [***].  CFFT agrees to bear $13.3 million of the actual Development Costs (as defined below) for VX-770 under the VX-770 Accelerated Potentiator Development Plan; provided that (i) CFFT’s aggregate funding obligation (the “CFFT Accelerated Potentiator Funding”) shall not exceed [***] of that portion of Vertex’s Development Costs incurred during the CFFT Accelerated Potentiator Funding Term that are in excess of the aggregate Development Costs summarized in the Benchmark Potentiator Budget for the CFFT Accelerated Potentiator Funding Term; and (ii) CFFT’s funding obligation [***].  The budget for the VX-770 Accelerated Potentiator Development Plan may be revised by the Potentiator JDC from time to time; except that the amount of CFFT Accelerated Potentiator Funding shall not be increased without the written consent of CFFT.  For purposes of this Amendment 2, the dates specified in Section 4.3 of the Existing Agreement for Vertex to provide CFFT with an accounting of all internal FTE’s and outsource costs will be changed to no later than [***], respectively; and Vertex shall exercise its good faith efforts to furnish CFFT with such accounting as early in January as is possible.  Funding will be reviewed by Vertex and CFFT at the end of each calendar year during the CFFT Accelerated Potentiator Funding Term, and any amounts paid by CFFT during the calendar year that are in excess of the CFFT Accelerated Potentiator Funding amounts required under this Second Amendment will be credited against CFFT’s 2007 funding obligations hereunder (if paid on account of activities during 2006), or promptly refunded by Vertex (if paid on account of activities during 2007).

For the purpose of this Second Amendment, “Development Costs” shall mean all internal and external costs associated with the VX-770 Accelerated Potentiator Development Plan, including but not limited to all (i) costs and expenses invoiced by third parties, whether for goods or services associated with the development plan, and (ii) FTE costs of Vertex development scientists and management personnel with respect to time properly allocated to the VX-770 Accelerated Potentiator Development Plan activities.  Such internal costs may include, but not be limited to, (a) laboratory work; (b) regulatory planning, oversight and review; (c) quality assurance activities; (d) pharmaceutical supply chain activities; (e) negotiations with clinical trial sites, institutional review boards, and suppliers; (f) development plan research; (g) program management activities; (h) intellectual property creation and protection; (i) holding scientific discussions; (j) traveling to and attending appropriate seminars and symposia; and (k) carrying out Potentiator JDC activities, provided, however, costs associated with (i) and (j) above shall only be allocated to the VX-770 Accelerated Potentiator Development Plan activities if they are attributable to personnel who spent more than half of their working time on such activities.  Activities included in calculating FTE’s shall not include negotiation of this Second Amendment or modifications or extensions of this Second Amendment or the Existing Agreement, as amended, or administrative activities such as accounting, invoicing, personnel related activities or the like.  FTEs allocated to activities under the VX-770 Accelerated Potentiator Development Plan shall be accounted for at the rate of $[***] per FTE per annum.  Payments for internal and external costs shall be invoiced and paid pursuant to Section 4.3 of the Existing Agreement.

At its sole discretion, and except as to amounts previously due to Vertex, CFFT shall have the right to terminate the CFFT Accelerated Potentiator Funding Term and CFFT’s funding obligation hereunder effective December 31, 2006 or June 30, 2007 upon not less than [***] prior written notice to Vertex; provided, however, that in the event of such a termination, the provisions of this Second Amendment will cease to apply effective as of the date of such termination (and, with respect to provisions of the Existing Agreement, as amended, which were otherwise modified or amended by the provisions of this Second Amendment, such provisions shall be read without regard to any amendment or modification set forth in this Second Amendment).

Section 3.  Amendments to Corrector Contributions and Royalty Rates.

3.1          Corrector Contributions.  Effective as of January 6, 2006, Section 4.2 of the Existing Agreement, as amended, is further amended as follows: the text in Section 4.2 up to and including the Initial Corrector Budget Chart is deleted, and, in its place the following is inserted:

CFFT will fund [***] of the Initial Corrector Budget and Vertex will fund [***] of the Initial Corrector Budget.  Based on the approved Initial Corrector Budget of $[***] (which includes the $[***]of Potentiator research funding referenced in the Research Plan), CFFT will make the payments to Vertex specified below during the specified periods.

INITIAL CORRECTOR BUDGET (millions $)
Research Period	Aggregate Budget Amount	CFFT Financial Commitment

January 1, 2006 – December 31, 2006	$[***]	$[***]

January 1, 2007 – March 31, 2008	$[***]	$[***]

The text in the balance of Section 4.2 of the First Amendment (i.e., following the Initial Corrector Budget Chart) remains unchanged.

3.2          Royalty Rates.  Section 5.3.1 of the Existing Agreement is amended, as of the Effective Date, as follows:

(i)            [***]

(ii)           The paragraph following the royalty table in Section 5.3.1 of the Existing Agreement, as amended, is deleted; and in its place, the following is inserted:

[***]

(iii)         Section 5.3.2 of the Existing Agreement, as amended, is redesignated as Section 5.3.3, and the following new Section 5.3.2 is inserted:

[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

(iv)          The following new Section 5.3.4 is inserted:

Net Sales under this Section 5.3 shall not in any event include any Net Sales of Drug Products that are the subject of the royalty obligations set forth in the Section 5.3.3 or in Section 10.5.5.

Section 4.  Existing Agreement Ratified.

In all other respects, the Existing Agreement, as amended, is hereby ratified and confirmed.

[Signature Page Follows]

In witness whereof, the Parties hereto have executed this Agreement as of the day and year first above written.

VERTEX PHARMACEUTICALS		CYSTIC FIBROSIS FOUNDATION
INCORPORATED		THERAPEUTICS INCORPORATED

By:	/s/ KENNETH S. BOGER	By:	/s/ ROBERT J. BEALL

Title: Senior Vice President and General Counsel		Title: President and Chief Executive Officer

Date: March 15, 2006		Date: March 9, 2006

Exhibit 2.1.3A

[***]

Exhibit 2.1.3B

[***]

Exhibit 2.3B

Funding of VX-770 Development

Budget Summary:  The budget for the VX-770 Benchmark Potentiator Development Plan (“Benchmark Potentiator Budget”) attached hereto as Exhibit 2.1.3A is as follows:

	[***]	[***]
[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

The budget for the VX-770 Accelerated Potentiator Development Plan (the “Accelerated Potentiator Budget”) attached hereto as Exhibit 2.1.3B is as follows:

	[***]	[***]
[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Detailed Accelerated Potentiator Budget

[***]

Detailed Accelerated Potentiator Budget

[***]